Exhibit 10.1
AMENDMENT TO THE
DARDEN RESTAURANTS, INC. FLEXCOMP PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)
WHEREAS, Darden Restaurants, Inc. (the “Company”) maintains the Darden Restaurants, Inc. FlexComp Plan (As Amended and Restated Effective January 1, 2009) (the “Plan”); and
WHEREAS, by resolutions of the Compensation Committee of the Board of Directors of the Company dated September 9, 2014, the Company decided to amend Section 7.5 of the Plan to limit the applicability of the participant consent requirement to the two-year period following a change in control;
NOW, THEREFORE, by virtue of the power reserved to the Company by Section 7.5 of the Plan, and in exercise of the authority delegated to the Darden Restaurants, Inc. Benefit Plans Committee (the “BPC”) by resolution of the Compensation Committee of the Board of Directors of the Company, the Plan is hereby amended, effective September 10, 2014, by substituting the phrase “during the two-year period following” for the word “after” where such word appears in the third sentence of Section 7.5 of the Plan.

* * * * *
[signatures on following page]

IN WITNESS WHEREOF, the Benefit Plans Committee, duly authorized by the Compensation Committee to amend the Plan, has caused this amendment to be executed by a majority of its members.

September 11, 2014                        /s/ Danielle Kirgan
Date                        Danielle Kirgan

September 11, 2014                        /s/ Lynda Walker
Date                        Lynda Walker

September 11, 2014                        /s/ William R. White III
Date                        William R. White III

September 11, 2014                        /s/ Daniel Williams
Date                        Daniel Williams